Exhibit 99.1

OFS CAPITAL CORPORATION ANNOUNCES CERTAIN PRELIMINARY ESTIMATES OF ITS FOURTH QUARTER 2020 FINANCIAL RESULTS

Chicago, IL - February 1, 2021 - OFS Capital Corporation (Nasdaq: OFS) (“OFS Capital,”, “we,” “us,” or “our”) today announced certain preliminary estimates of its financial results for the quarter ended December 31, 2020.
PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL HIGHLIGHTS
•Net asset value per share was estimated to be between $11.75 and $11.85 per common share at December 31, 2020. This compares to a net asset value per common share of $11.18 at September 30, 2020.
•Net investment income was estimated to be between $0.21 and $0.23 per common share for the quarter ended December 31, 2020. This compares to net investment income of $0.20 per common share for the quarter ended September 30, 2020.
•No additional loans were placed on non-accrual status in the quarter.
•SBA debentures were permanently reduced by $23.5 million during the quarter. They were additionally reduced by $9.8 million on January 5, 2021. Principal amounts of our outstanding borrowings were as follows (in millions):

	As of December 31, 2020	As of September 30, 2020
Secured lines of credit	$32.1	$24.7
SBA debentures	105.3	128.8
Unsecured debt	177.8	177.8
Total debt	$315.2	$331.3

•At December 31, 2020, we had $37.7 million in cash and unused capacity under our credit facilities.
These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial position, results of operations, or cash flows for the quarter ended December 31, 2020. Final results may differ materially from these estimates as a result of the completion of our financial closing procedures, as well as subsequent events, including the discovery of information affecting fair values of our portfolio investments as of December 31, 2020, arising between now and the completion of our financial statements and the filing of our Annual Report on Form 10-K for the year then ended.
The preliminary financial estimates provided herein have been prepared by, and are the responsibility of OFS Capital's management. KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

ABOUT OFS CAPITAL
OFS Capital Corporation is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital's investment objective is to provide stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. OFS Capital invests primarily in privately held middle-market companies in the United States, including lower-middle-market companies, targeting investments of $3 million to $20 million in companies with annual EBITDA between $3 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. OFS Capital's investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 19401, as amended, and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS
This report may contain forward-looking statements that involve substantial risks and uncertainties, including the future operating results of OFS Capital. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,”

“would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS Capital’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission under the section “Risk Factors,” and in "Part II, Item 1A. Risk Factors" in our Quarterly Report in Form 10-Q for the quarter ended September 30, 2020, as well as other documents that may be filed by OFS Capital from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS Capital is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Steve Altebrando
646-652-8473
saltebrando@ofsmanagement.com

1 Registration does not imply a certain level of skill or training